UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd.

Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously reported, on December 12, 2020, Odyssey Marine Exploration, Inc. (the Company or “Odyssey”), Exploraciones Oceánicas S. de R.L. de C.V., a Mexican company (“ExO” and, together with Odyssey, the “Claimholder”), and Poplar Falls LLC (the “Funder”) entered into a Second Amended and Second Restated International Claims Enforcement Agreement (the “Second Restated Agreement”), pursuant to which the Funder agreed to provide and has provided financial assistance to the Claimholder to facilitate the prosecution and recovery of the claim by the Claimholder against the United Mexican States under Chapter Eleven of the North American Free Trade Agreement (“NAFTA”) for violations of the Claimholder’s rights under NAFTA related to the development of an undersea phosphate deposit off the coast of Baja Sur, Mexico (the “Project”), Odyssey Marine Exploration, Inc. on its own behalf and on behalf of Exploraciones Oceánicas S. de R.L. de C.V. and United Mexican States (the “Subject Claim”). Pursuant to the Second Restated Agreement, the Funder agreed to pay for the purpose of funding specified fees and expenses regarding the Subject Claim (the “Claims Payments”) incrementally and at the Funder’s sole discretion. Under the terms of the Second Restated Agreement, the Funder agreed to make Claims Payments in an aggregate amount not to exceed $20,000,000. As of the date of this Report, the Claimholder has requested the entire $20.0 million available under the Second Restated Agreement, and the Funder has disbursed all but $5.0 million of the amount requested by the Claimholder.

As of June 14, 2021, the Claimholder and the Funder entered into a Third Amended and Restated International Claims Enforcement Agreement (the “Third Restated Agreement”) relating to the Subject Claim. Under the terms of the Third Restated Agreement, the Funder has made and agreed to make Claims Payments in an aggregate amount not to exceed $25,000,000, an increase of $5.0 million (the “Incremental Amount”). The Third Restated Agreement requires the Claimholder to request $2.5 million of the Incremental Amount (the “First $2.5 Million”). Within 15 days after exhaustion of the First $2.5 Million, the Claimholder may either (a) request the remaining $2,500,000 (the “Second $2.5 Million”) of the Incremental Amount or (b) notify the Funder that the Claimholder has decided to self-fund the Second $2.5 Million. As of the effective date of the Third Restated Agreement, the Funder has retained closing fees in an aggregate amount equal to $640,000 to pay third parties in connection with due diligence and other administrative and transaction costs incurred by the Funder prior to and in furtherance of execution of the Third Restated Agreement. The retained closing fees are treated as amounts funded by the Funder and count towards usage of the maximum amount available under the Third Restated Agreement.

The Third Restated Agreement provides that if the Claimholder ceases the Subject Claim for any reason other than (a) a full and final arbitral award against the Claimholder or (b) a full and final monetary settlement of the claims, all Claims Payments shall immediately convert to a senior secured liability of the Claimholder. This sum shall incur an annualized IRR of 50.0% retroactive to the date each funding request was paid by the Funder (the “Conversion Amount”). Such Conversion Amount and any and all accrued IRR shall be payable in-full by the Claimholder within 24 months of the date of such conversion, after which time any outstanding Conversion Amounts, shall accrue an annualized IRR of 100.0%, retroactive to the date of each funding request. The Claimholder will execute such documents and take other actions as necessary to grant the Funder a senior security interest on and over all sums due and owing by the Claimholder in order to secure its obligations to pay the Conversion Amount to the Funder.

The Third Restated Agreement further provides that, upon receipt of proceeds resulting from the Subject Claim (“Proceeds”), on each distribution date, distributions of the Proceeds shall be made to the Claimholder and the Funder as follows:

(a) first, 100.0% to the Funder until the cumulative amount distributed to the Funder equals the total Claims Payments funded or paid by the Funder;

(b) second, 100.0% to the Funder until the cumulative amount distributed to the Funder equals an additional 300.0% of the total Claims Payments funded or paid by the Funder;

(c) third, 100% to the Funder until the cumulative amount distributed to the Funder equals an additional amount equal to the product that results from multiplying (i) a fraction, the denominator of which is 10,000 and the numerator of which is the amount equal to the total Claims Payments funded or paid by the Funder, times (ii) 0.0001, times (iii) the amount determined by subtracting the amount distributed to the Funder pursuant to subparagraphs (a) and (b) above from the aggregate amount of Claimholder Proceeds; and

(d) thereafter, 100% to the Claimholder.

Except as described above, the terms of the Third Restated Agreement are otherwise identical in all material respects to the terms of the Second Restated Agreement.

The Third Restated Agreement also includes representations and warranties, covenants, conditions, termination and indemnification provisions, and other provisions customary for comparable arrangements. The foregoing description of the Third Restated Agreement is a summary and does not purport to be a complete description of all the terms of the Third Restated Agreement and is qualified in its entirety by reference to the Third Restated Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2021, Odyssey’s board of directors (the “Board”) appointed Mr. Christopher E. Jones, age 47, as the Company’s Chief Financial Officer. Prior to joining Odyssey, Mr. Jones had served as Vice President of Corporate Finance and Development of Mohegan Gaming & Entertainment since July 2017. Mr. Jones had previously served as a Managing Director—Equity Research at Buckingham Research Group (May 2016 – July 2017), Union Gaming (November 2014 – March 2016), and Telsey Advisory Group (June 2008 – October 2014). The Board set Mr. Jones’s base salary at $250,000, and he was awarded 6,964 restricted stock units that will vest 50% in December 2021 and 50% in December 2022, subject to continued employment with Odyssey. Mr. Jones will also participate in the Company’s Annual Incentive and Long-Term Incentive programs. Effective June 14, 2021, the Board also re-appointed Mr. Jay A. Nudi as the Company’s Principal Accounting Officer and Treasurer.

Item 5.07	Submission of Matters to a Vote of Security Holders.

General

On June 14, 2021, Odyssey held its Annual Meeting of Stockholders for the purpose of considering and acting upon the following matters:

•	to elect seven directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified (the “Election Proposal”);

•	to ratify the appointment of Warren Averett, LLC, as our independent registered certified public accounting firm for the fiscal year ending December 31, 2021 (the “Ratification Proposal”);

•	to obtain non-binding advisory approval of the compensation of our named executive officers (the “Compensation Proposal”); and

•	to transact such other business as may properly come before the meeting and at any adjournments or postponements thereof.

No other business came before the meeting.

Voting Results

Election Proposal

With respect to the Election Proposal, the seven individuals named below were elected to serve as directors in accordance with the following vote:

Nominee	For	Withheld
John C. Abbott	4,843,910	65,731
Laura L. Barton	4,781,935	127,706
Mark D. Gordon	4,845,757	63,884
Mark B. Justh	4,810,241	99,400
James S. Pignatelli	4,871,070	38,571
Jon D. Sawyer	4,646,715	262,926
Todd E. Siegel	4,843,662	65,979

Ratification Proposal

With respect to the Ratification Proposal, the results of the vote were as follows:

For	Against	Abstain
7,983,340	102,330	5,645

Compensation Proposal

With respect to the Compensation Proposal, the results of the vote were as follows:

For	Against	Abstain
4,682,098	101,034	126,509

Broker Non-Votes

There were 3,181,674 broker non-votes with respect to the Election Proposal and the Compensation Proposal. Broker non-votes were not relevant to the Ratification Proposal.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

10.1

Third Amended and Restated International Claims Enforcement Agreement, dated as of June 14, 2021, by and among Poplar Falls LLC, Odyssey Marine Exploration, Inc., and Exploraciones Oceánicas S. de R.L. de C.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: June 17, 2021	By:	/s/ Jay A. Nudi
Jay A. Nudi
Principal Accounting Officer